                                                                  EXHIBIT 4.1(c)

                          SUPPLEMENTAL INDENTURE NO. 3

     This SUPPLEMENTAL INDENTURE NO. 3, dated as of December ___, 1996, is by and among MORAN TRANSPORTATION COMPANY, a Delaware corporation (the "Company"), MORAN TOWING CORPORATION, a New York corporation ("Moran Towing"), the Guarantors listed on Annex I hereto (collectively, the "Guarantors"), MATC, INC., a Delaware corporation, MEC I, INC., a Delaware corporation, and BPC I, INC., a Delaware corporation, and FLEET NATIONAL BANK (formerly known as Shawmut Bank Connecticut, National Association), as trustee (the "Trustee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company, the Trustee and certain of the Guarantors (other than Seaboard Barge Corporation, a Delaware corporation ("Seaboard"), Petroleum Transport Corporation, a Delaware corporation ("PETC"), and Moran Towing of Delaware, Inc., a Delaware corporation ("Moran Delaware," and collectively with Seaboard and PETC, the "New Guarantors"), which are becoming Guarantors hereunder) are parties to that certain Indenture dated July 11, 1994, as amended by Supplemental Indentures No. 1 and 2 (as so supplemented, the "Indenture"), pertaining to the Company's 11-3/4% Series B First Preferred Ship Mortgage Notes due 2004 issued under the Indenture (the "Notes");

     WHEREAS, after giving effect to the transactions and mergers described below, the Guarantors listed on Annex I hereto will constitute all of the Subsidiaries of the Company.

A.  Prior Dissolutions; Mergers
    ---------------------------

     1.  Prior Dissolutions
         ------------------

     WHEREAS, prior to or on the date hereof, the following Guarantors were dissolved in compliance with Section 5.14 of the Indenture (as described below):
Belair Picton Co., Caribbean Barge Corporation, James River Towing Company, John
E. Moore Company, Lewes Curtis Bay Towing Co., Moran Salvage Company Inc., Moran Tankship No. 1 Inc., Moran Tankship No. 2 Inc., Moran Tankship No. 3 Inc., Moran Tankship No. 4 Inc., Moran Towing of Maine, Inc., Moran Container Corporation, and Moran Towing of Puerto Rico, Inc.;

     2.  Transactions Involving Moran Towing & Transportation Co., Inc.
         --------------------------------------------------------------

     WHEREAS, pursuant to certain agreements and plans of mergers, effective December 31, 1996, the following Restricted Subsidiaries shall merge with and into Moran Towing &

Transportation Co., Inc., a New York corporation ("MT&T"), which will be the surviving corporation in such merger:


         Aberdeen Curtis Bay Co.
         Annapolis Curtis Bay Co.
         Curtis Bay Towing Company of Delaware
         Elkton Curtis Bay Co.
         Irvington Curtis Bay Co.
         Kirkwood Curtis Bay Co.
         Laurel Picton Co.
         Warwick Curtis Bay Co.

     WHEREAS, subsequent to such mergers, MT&T shall transfer all of its assets to Moran Towing in exchange for a promissory note from Moran Towing, and then subsequently MT&T shall transfer such promissory note to a newly formed subsidiary of MT&T, Moran Delaware, after which MT&T will merge with and into Moran Towing, all effective as of January 1, 1996;

     3.  Moran Towing of Miami, Inc./Moran Towing of Florida, Inc.
         ---------------------------------------------------------

     WHEREAS, pursuant to an agreement and plan of merger, effective December 31, 1996, Moran Towing of Miami, Inc., a Delaware corporation, shall merge with and into Moran Towing of Florida, Inc., a Florida corporation ("Moran Florida"), which will be the surviving corporation in such merger;

     WHEREAS, pursuant to an agreement and plan of merger, effective January 1, 1997, Moran Florida shall merge with and into Moran Towing, which will be the surviving corporation in such merger;

     4.  Moran Mid-Atlantic Corporation
         ------------------------------

     WHEREAS, Moran Mid-Atlantic Corporation, a Delaware corporation, shall, pursuant to a dividend which will be paid effective as of December 31, 1996, distribute all of its assets (other than certain real property, which will be retained) to Moran Towing and shall be renamed "Hampton Roads Land Co., Inc.", effective December 31, 1996;

     5.  Petroleum Transport Corporation
         -------------------------------

     WHEREAS, each of the following Restricted Subsidiaries shall establish wholly-owned Restricted Subsidiaries, which will be Delaware corporations, to which such Restricted Subsidiaries shall contribute the vessels specified below, effective December 31, 1996:

     Subsidiary                           Wholly-Owned Subsidiary  Vessel
     ----------                           -----------------------  ------

     Moran Atlantic Towing Corporation    MATC, Inc.               Maine
     Moran Enterprises Corporation        MEC I, Inc.              Texas
                                                                   Florida
     Barge Pennsylvania Corporation       BPC I, Inc.              Pennsylvania

     WHEREAS, after giving effect to such contributions, each of Moran Atlantic Towing Corporation, Moran Enterprises Corporation and Barge Pennsylvania Corporation (which will own the vessel Valentine Moran, which is not, and will
                                       ---------------
not be, a Mortgaged Vessel) will merge, effective December 31, 1996, with and into Moran Towing, with Moran Towing being the surviving corporation in such merger;

     WHEREAS, each of MATC, Inc., MEC I, Inc., BPC I, Inc. (which will own the vessel Pennsylvania, which is not, and will not be, a Mortgaged Vessel),
       ------------
Seaboard Shipping Corporation and Moran Power Corporation shall merge, effective December 31, 1996, with and into PETC, which shall be the surviving corporation in such merger;

     6.  Other Mergers with and into Moran Towing
         ----------------------------------------

     WHEREAS, in addition to the mergers of MT&T, Moran Florida, Moran Atlantic Towing Corporation, Moran Enterprises Corporation and Barge Pennsylvania Corporation with and into Moran Towing, as described above, pursuant to certain agreements and plans of merger, the Guarantors listed on Annex II (collectively, the "Other Merged Guarantors") hereto shall merge (collectively, the "Mergers") with and into Moran Towing, effective December 31, 1996, with Moran Towing being the surviving corporation in such Mergers.

     7.  General
         -------

     WHEREAS, Section 6.03 of the Indenture provides that (a) a Qualified Restricted Subsidiary shall have the right to merge with any other Qualified Restricted Subsidiary provided that the Qualified Restricted Subsidiary which is the surviving corporation shall execute a supplemental indenture (in a form reasonably satisfactory to the Trustee) pursuant to which such surviving corporation shall (i) expressly assume the obligations under the applicable Guarantee of the merged Qualified Restricted Subsidiary which is not the surviving corporation in such merger and (ii) confirm the due and punctual performance of the Guarantee of such surviving corporation and every covenant in the Indenture on the part of such surviving corporation to be performed or observed; and that (b) a Restricted Subsidiary that is not a Qualified Restricted Subsidiary shall have the right to merge with any other Restricted Subsidiary which is not a Qualified Restricted Subsidiary provided that the Restricted Subsidiary which is the surviving corporation shall (i) execute a supplemental indenture (in a form reasonably satisfactory to the Trustee) pursuant to which such surviving corporation shall

(1) expressly assume the obligations under the applicable Guarantee of the merged Restricted Subsidiary which is not the surviving corporation in such merger and (2) confirm the due and punctual performance of the Guarantee of such surviving corporation and every covenant in the Indenture and the Collateral Documents on the part of such surviving corporation to be performed or observed and (ii) execute any instrument required by the Trustee pursuant to Section 3.4 of the applicable Ship Mortgage(s);

     WHEREAS, each of Moran Florida, Barge Pennsylvania Corporation and Moran Towing of New Hampshire, Inc. is a Qualified Restricted Subsidiary, and Moran Towing is a Restricted Subsidiary which is not a Qualified Restricted Subsidiary;

     WHEREAS, notwithstanding Section 6.03 of the Indenture, which relates to mergers of (i) Qualified Restricted Subsidiaries with other Qualified Restricted Subsidiaries and (ii) Restricted Subsidiaries which are not Qualified Restricted Subsidiaries with other Restricted Subsidiaries which are not Qualified Restricted Subsidiaries, the Company and Moran Towing intend that the Mergers of each of Moran Florida, Barge Pennsylvania Corporation and Moran Towing of New Hampshire, Inc. with and into Moran Towing fulfill the requirements of the proviso to Section 5.14 of the Indenture;

     WHEREAS, Section 5.14 of the Indenture provides that subject to Article 6 of the Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence and the corporate existence of each of its Restricted Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and (ii) its (and its Restricted Subsidiaries') rights (charter and statutory), licenses and franchises; provided, however, that the Company
                                         --------  -------
shall not be required to preserve any such right, license or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders;

     WHEREAS, Sections 10.01(g) and (h) of the Indenture provide that the Trustee, the Company, the Guarantors and a Subsidiary, as applicable, may amend or supplement the Indenture without the consent of any Holder to make any changes that do not adversely affect the legal rights of any Holder or to supplement the Indenture to provide for mergers of Restricted Subsidiaries pursuant to Section 6.03, and

     WHEREAS, the Company, Moran Towing and the Guarantors intend that this Supplemental Indenture No. 3 fulfill the requirements of such Sections 5.14 and 6.03, and that Moran Towing assume the obligations under the Guarantees, the Indenture and the Collateral Documents of the Merged Guarantors.

B.  New Guarantors
    --------------

     WHEREAS, the Company has organized PETC as a Subsidiary with the intention that PETC become a Guarantor under the Indenture and a Restricted Subsidiary that is not a Qualified Restricted Subsidiary pursuant to the terms of the Indenture;

     WHEREAS, the Company has organized each of Seaboard and Moran Delaware as a Subsidiary with the intention that each of Seaboard and Moran Delaware become a Guarantor under the Indenture and a Qualified Restricted Subsidiary pursuant to the terms of the Indenture;

     WHEREAS, Section 5.23 of the Indenture provides that any Person that was not a Guarantor on the date of the Indenture may become a Guarantor by executing and delivering to the Trustee, among other things, a supplemental indenture in form and substance satisfactory to the Trustee, which subject such Person to the provisions (including the representations and warranties) of the Indenture as a Guarantor;

     WHEREAS, Section 10.01(h) of the Indenture provides that the Trustee, the Company, the Guarantors and a Subsidiary, as applicable, may amend or supplement the Indenture without the consent of any Holder to supplement the Indenture to provide for additional Guarantors pursuant to Section 5.23; and

     WHEREAS, the Company and each of the New Guarantors intend that this Supplemental Indenture fulfill the requirements of such Section 5.23, thereby making each of the New Guarantors a Guarantor.

     NOW THEREFORE, the parties agree as follows, for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

     Section 1.01    Defined Terms.  Capitalized terms used in this Supplemental
                     -------------
Indenture but not defined herein shall have the meanings given such terms in the Indenture.

     Section 2.01  Acceptance by Trustee.  The Trustee accepts the modifications
                   ---------------------
of the Indenture hereby effected only upon the terms and conditions set forth in the Indenture as supplemented by this Supplemental Indenture No. 3. Without limiting the generality of the foregoing, the Trustee shall not be responsible for the correctness of the recitals contained herein, which shall be taken as statements of the Company, and the Trustee makes no representations and shall have no responsibility for, or in respect of, the validity or sufficiency of this Supplemental Indenture No. 3.

     Section 2.02  Construction.  This Supplemental Indenture No. 3 is executed
                   ------------
as and shall constitute an instrument supplemental to the Indenture and shall be construed in connection with and as part of the Indenture.

     Section 2.03  Ratification.  Except as modified and expressly amended by
                   ------------
this Supplemental Indenture No. 3, the Indenture is, in all respects, ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

     Section 2.04  MT&T
                   ----

     Prior to its merger with and into Moran Towing, MT&T hereby agrees as follows:

     (a) to assume the obligations of the following Restricted Subsidiaries under the Guarantees of such Restricted Subsidiaries:

         Aberdeen Curtis Bay Co.
         Annapolis Curtis Bay Co.
         Curtis Bay Towing Company of Delaware
         Elkton Curtis Bay Co.
         Irvington Curtis Bay Co.
         Kirkwood Curtis Bay Co.
         Laurel Picton Co.
         Warwick Curtis Bay Co.; and

     (b) that MT&T confirms the due and punctual performance by MT&T of the Guarantee and the Collateral Documents of MT&T and/or such Restricted Subsidiaries and every covenant in the Indenture and the Collateral Documents to be performed or observed by MT&T and/or such Restricted Subsidiaries.

     Section 2.05  Moran Florida
                   -------------

     Prior to its merger with and into Moran Towing, Moran Florida hereby agrees as follows:

     (a) to assume the obligations of Moran Towing of Miami, Inc. under the Guarantee of such Guarantor; and

     (b) that Moran Florida confirms the due and punctual performance by Moran Florida of the Guarantee of Moran Florida and/or Moran Towing of Miami, Inc. and every covenant in the Indenture to be performed by Moran Florida and/or Moran Towing of Miami, Inc.

     Section 2.06  Transfers of Barges to Newly-Created Wholly-Owned
                   -------------------------------------------------
Subsidiaries; Subsequent Merger with and Into PETC
--------------------------------------------------

        (a) Prior to the merger of each of the following Restricted Subsidiaries with and into PETC, each of the following Restricted Subsidiaries listed in the column entitled "Wholly-Owned Subsidiary" below hereby agrees to be bound by and subject to all the terms of the Indenture (including representations and warranties) as a Guarantor, including without limitation the provisions of
Article 3 of the Indenture, as if such Restricted Subsidiaries were a signatory to the Indenture. In addition, prior to, or concurrently with, the contribution of the following Mortgaged Vessels to each of MATC, INC. and MEC I, INC., each of Moran Atlantic Towing Corporation, Moran Enterprises Corporation, MATC, Inc. and MEC I, Inc. shall execute and deliver a Ship Mortgage, or an assumption to ship or fleet mortgages, as the case may be, with respect to the vessels set forth opposite their names below (provided that BPC I, Inc., which will own the vessel Pennsylvania, which is not a Mortgaged Vessel, will not execute a Ship
       ------------
Mortgage or an assumption to a ship mortgage), which Mortgaged Vessels are presently subject to First Preferred Fleet Mortgages in favor of the Trustee:

     Subsidiary                           Wholly-Owned Subsidiary  Vessel
     ----------                           -----------------------  ------
     Moran Atlantic Towing Corporation    MATC, Inc.               Maine
     Moran Enterprises Corporation        MEC I, Inc.              Texas
                                                                   Florida
     Barge Pennsylvania Corporation       BPC I, Inc.              Pennsylvania

        (b) After giving effect to the merger of the Restricted Subsidiaries listed in Section 2.06(a) with and into PETC, PETC hereby agrees to be bound by and subject to all the terms of the Indenture (including representations and warranties) as a Guarantor, including without limitation the provisions of
Article 3 of the Indenture, as if PETC were a signatory to the Indenture.

        (c) Concurrently with the merger of the Restricted Subsidiaries listed in Section 2.06(a) with and into PETC, PETC shall execute and deliver Ship Mortgages, or assumptions to ship or fleet mortgages, as the case may be, with respect to each of the following Mortgaged Vessels (provided that PETC, which will own the vessel Pennsylvania, which is not a Mortgaged Vessel, will not
                    ------------
execute a Ship Mortgage or an assumption to a ship mortgage with respect to such vessel):

            Maine        (Official No. 571982)
            Texas        (Official No. 630729)
            Florida      (Official No. 623034)
            New Jersey   (Official No. 523392)
            Rhode Island (Official No. 537350)
            Connecticut  (Official No. 999754)

     Section 2.07  Seaboard; Moran Delaware. Each of Seaboard and Moran Delaware
                   ------------------------
agrees to be bound by and subject to all the terms of the Indenture (including representations and warranties) as a Guarantor, including without limitation the provisions of Article 3 of the Indenture, as if Seaboard and Moran Delaware were signatories to the Indenture.

     Section 2.08  Moran Towing.  Moran Towing hereby agrees as follows:
                   ------------

        (a) to assume the obligations of MT&T, Moran Florida, Moran Atlantic Towing Corporation, Moran Enterprises Corporation, Barge Pennsylvania Corporation and the Other Merged Guarantors under each of the Guarantees of MT&T, Moran Florida, Moran Atlantic Towing Corporation, Moran Enterprises Corporation, Barge Pennsylvania Corporation and the Other Merged Guarantors;

        (b) that Moran Towing confirms the due and punctual performance by Moran Towing of the Guarantee and the Collateral Documents, to the extent applicable, of Moran Towing and/or MT&T, Moran Florida, Moran Atlantic Towing Corporation, Moran Enterprises Corporation, Barge Pennsylvania Corporation and the Other Merger Guarantors and every covenant in the Indenture and the Collateral Documents, to the extent applicable, to be performed or observed by Moran Towing and/or MT&T, Moran Florida, Moran Atlantic Towing Corporation, Moran Enterprises Corporation, Barge Pennsylvania Corporation and the Other Merged Guarantors; and

        (c) Concurrently herewith, Moran Towing has executed and delivered assumptions of Ship Mortgages in compliance with Section 3.4 of the Ship Mortgages with respect to the Mortgaged Vessels heretofore owned by MT&T, Moran Atlantic Towing Corporation, Moran Enterprises Corporation and the Other Merged Guarantors.

     Section 2.09  Exhibit F.  Effective as of the date of this Supplemental
                   ---------
Indenture No. 3, Exhibits F-1, F-2 and F-3 to the Indenture shall be replaced with Annex I attached hereto.

     Section 2.10  Counterparts.  This Supplemental Indenture No. 3 may be
                   ------------
executed in any number of counterparts; each signed copy shall be an original, but all of them together represent the same agreement.

     Section 2.11  Governing law.  This Supplemental Indenture No. 3 shall be
                   -------------
subject to the governing law and choice of forum provisions of Section 13.09 of the Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 3 to be duly executed as of the day and year first above written.


MORAN TRANSPORTATION COMPANY


By: /s/ Jeffrey J. McAulay
   -----------------------------------
Name:
Title:    Vice President


MORAN TOWING CORPORATION


By: /s/ Jeffrey J. McAulay
   -----------------------------------
Name:
Title:    Vice President


THE GUARANTORS LISTED ON ANNEX I HERETO


By: /s/ Alan L. Marchisotto
   -----------------------------------
Name:
Title: Secretary As to each of the Guarantors
       listed in Annex I, as Vice President,
       unless otherwise stated.


MATC, INC. (to be merged, as described in Section 2.06)


By: /s/ Alan L. Marchisotto
   -----------------------------------
Name:
Title:    Secretary

MEC I, INC. (to be merged, as described in Section 2.06)


By: /s/ Alan L. Marchisotto
   -----------------------------------
Name:
Title:    Secretary


BPC I, INC. (to be merged, as described in Section 2.06)


By: /s/ Alan L. Marchisotto
   ----------------------------------
Name:
Title:    Secretary


FLEET NATIONAL BANK,
as Trustee


By: /s/ Susan T. Keller
   ----------------------------------
Name:
Title:    Vice President

                                                                         ANNEX I

                                   GUARANTORS
                                   ----------


                 Guarantors after Giving Effect to the Mergers
                 ---------------------------------------------
                  and the Other Transactions Described Herein
                  -------------------------------------------

A.  Restricted Subsidiaries
--  -----------------------

    1.  Restricted Subsidiaries which are Not Qualified Restricted Subsidiaries
    --  -----------------------------------------------------------------------

Moran Towing Corporation
Petroleum Transport Corporation

    2.  Qualified Restricted Subsidiaries
    --  ---------------------------------

Florida Towing Company
Curtis Bay Towing Company of Pennsylvania
Curtis Bay Towing Company of Virginia
Moran Insurance Company Limited
Moran Towing of Texas, Inc.
Moran Shipyard Corporation
Jakobson Shipyard, Inc.
Moran Barge Corporation
Portsmouth Navigation Corporation
Hampton Roads Land Co., Inc.
Moran Services Corporation
Moran Bulk Corporation
Moran Towing of Delaware, Inc.
Seaboard Barge Corporation


B.  Unrestricted Subsidiaries
--  -------------------------

None

                                                                        ANNEX II
                            OTHER MERGED GUARANTORS
                            -----------------------

         Merged Guarantors which are Qualified Restricted Subsidiaries
         -------------------------------------------------------------

Moran Towing of New Hampshire, Inc.

              Merged Guarantors which are Restricted Subsidiaries,
              ----------------------------------------------------
                   but not Qualified Restricted Subsidiaries
                   -----------------------------------------
Amy Moran Inc.
Berkley Curtis Bay Co.
Chesapeake Barge Corp.
Chestertown Curtis Bay Co.
Commodore Point Co.
Drummond Point Co.
Easton Picton Co.
Hampton Curtis Bay Co.
Judy Moran Inc.
Moran Bucksport Corporation
Moran Coal Company, Inc.
Moran Energy Corporation
Moran Somerset Corporation
Moran Towboat Corp.
Moran Trade Corporation
Naticoke Curtis Bay Co.
Perryville Curtis Bay Co.
Perth Amboy Tugs, Inc.
Portland Towboat Company, Inc.
Portsmouth Curtis Bay Co.
Queenstown Curtis Bay Co.
Sykesville Curtis Bay Co.
Towboat Betty Moran Corp.
Tug Cathleen E. Moran Corp.
Tug Cynthia Moran, Inc.
Tug E.F. Moran, Jr. Inc.
Tug Elizabeth W. Moran, Inc.
Tug Eugene F. Moran, Inc.
Tug Harriet Moran, Inc.
Tug Helen B. Moran, Inc.
Tug Junior Moran, Inc.
Tug Mary Moran, Inc.
Tug Nancy Moran, Inc.
Williamsburg Curtis Bay Co.